Cavico Appoints June Kim as Chief Financial Officer

HANOI, VIETNAM -- September 3, 2009 -- Cavico Corp. (OTC BB: CAVO.OB), a leading infrastructure development company based in Vietnam, today announced that June Kim was named Chief Financial Officer effectively immediately.  Ms. Kim served as an independent Board member on Cavico’s Audit Committee and has resigned from this position to become Chief Financial Officer.

Ms. Kim will be responsible for providing strategic leadership and management direction for all financial aspects of Cavico Corp. She will report to Chief Executive Office at the company’s US offices located in Huntington Beach, California.

"Ms. Kim’s extensive financial and business background brings a wealth of experience and knowledge to the Company. I am confident with this broad experience, she will help Cavico capitalize on its strong growth opportunities and maintain its leadership position as Vietnam’s largest infrastructure development company, all the while ensuring that the Company’s financial reporting and internal controls remain world-class," commented Mr. Hung Manh Tran, executive vice president of Cavico Corp.

Ms. Kim holds CPA licenses in the state of Washington and California. She graduated with a Bachelor of Science in accounting in 1980 from California State University, Los Angeles. Ms. Kim specializes in SEC compliance for audits and preparation of financial statements with disclosures including, Form 10Q and Form 10K. Prior to joining Cavico Corp, Ms. Kim worked for PHI Group, Inc. and True Colors, International as contracted controller and Stonefield Josephson, a CPA firm, as audit manager. From 2000 to 2005, Ms. Kim was with Kabani & Company, Inc., as audit manager.

"I am excited by the opportunity to join Cavico Corp at such a great time. Cavico is a company with a great track record of growth and a clear vision in leading Vietnam’s infrastructure industry,” said Ms. Kim. "I look forward to being part of Cavico’s dynamic growth and working to enhance its communication with shareholders and increase shareholder value."

About Cavico Corp.

Cavico Corp. is focused on large infrastructure projects, which include the construction of hydropower facilities, dams, bridges, tunnels, roads, mines and urban buildings. Cavico is also making investments in hydropower facilities, cement production plants and urban developments in Vietnam. The company employs more than 3,000 employees on projects worldwide, with offices throughout Vietnam and a satellite office in Australia.

Founded in 2000, Cavico is a major infrastructure construction, infrastructure investment and natural resources conglomerate headquartered in Hanoi, Vietnam. Cavico is highly respected for its core competency in the construction of mission-critical infrastructure including hydroelectric plants, highways, bridges, tunnels, ports and urban community developments. One of the Company’s primary competitive advantages is its ability to nurture a project “from concept through completion” with a vertical portfolio of interrelated investment, permitting, design, construction management and facility maintenance services. Cavico’s project partners include top multi-national corporations and government organizations. The Company employs more than 3,000 full-time, part-time, and seasonal workers. For more information, visit http://www.cavicocorp.com. Information on the Company’s Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company’s ability to obtain the necessary financing to continue and expand operations, to market its construction services in new markets and to offer construction services at competitive pricing, to attract and retain management, and to integrate and maintain technical information and management information systems; the effects of currency policies and fluctuations, general economic conditions and other factors detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission and other regulatory authorities. These statements include, without limitation, statements regarding our ability to prepare the Company for growth; the Company’s planned expansions, and predictions and guidance relating to the Company’s future financial performance. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cavico Contact Timothy Pham, Vice President and Director Cavico Corp. Tel: 714-843-5456 cavicohq@cavico.us	CCG Investor Relations Inc. Roger Ellis, Senior Vice President 10960 Wilshire Blvd., Suite 2050 Los Angeles, CA 90024 Tel: 310- 477-9800 Roger.ellis@ccgir.com http://www.ccgir.com

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